UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2010

Alaska Communications Systems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Alaska Communications Systems Group, Inc. (the "Company") has entered into a three-year agreement with the International Brotherhood of Electrical Workers Local Union 1547 ("IBEW"), which represents all of the Company's unionized employees. The agreement was ratified by a vote of the Company’s represented employees on February 1, 2010.

The new agreement provides for a 2.5 percent annual base salary increase, health care coverage, pension benefits and flexible time off. The new agreement also provides for some additional flexibility in work schedules and job assignments.  The new term will commence on February 14, 2010 and continue until December 31, 2012.

Item 2.02 Results of Operations & Financial Condition.

On February 4, 2010, Alaska Communications Systems Group, Inc. released its preliminary financial results for the quarter and full year ended December 31, 2009.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1--Press release dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

February 4, 2010	By:	/s/ Leonard Steinberg
Name: Leonard Steinberg
Title: General Counsel & Corporate Secretary